UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported), June 20, 2005

                                iSecureTrac Corp.
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               (Exact name of registrant as specified in charter)

            Delaware                 0-26455                 87-0347787
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  (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)           File Number)         Identification No.)

5078 South 111th Street, Omaha, Nebraska                       68137
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(Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (402) 537-0022


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))


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Item 1.01.  Entry into a Material Definitive Agreement.

      On June 21, 2005, iSecureTrac Corp., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement with Mykonos 6420 LP, a Texas limited partnership ("Mykonos"), under which the Company has agreed to issue, and Mykonos has agreed to purchase, 1,000,000 shares of the Company's Series C 8% Cumulative, Compounding Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock") plus warrants to acquire 32,342,315 shares of the Company's Common Stock, par value $.001 per share (the "Warrants"). The total purchase price to be paid for the Preferred Stock and the Warrants is $11,000,000 payable in cash at closing. Closing of the transaction is subject to closing conditions, including the prepayment of substantially all the Company's current long-term indebtedness or conversion of such indebtedness into Common Stock. Closing is expected to be held on or about June 27, 2005.

      Among other things, Mykonos, as the sole holder of the Preferred Stock, will have the right to appoint a majority of the Company's Board of Directors. In addition, the Preferred Stock will vote as a class with the Common Stock on all other matters submitted to the vote of the Company's shareholders. Each share of Preferred Stock will have 110 votes on each such matter and, accordingly, the Preferred Stock will represent a majority of the voting power held by all stockholders of the Company as of the closing date. Each share of Preferred Stock is exchangeable for 47.826087 shares of Common Stock plus a warrant to purchase 62.870447 shares of Common Stock at $0.23 per share.

      The Warrants to be issued at closing will allow Mykonos to acquire shares of Common Stock at exercise prices ranging from $0.23 to $1.65 per share.

      The Company intends to use the proceeds from the Agreement primarily to reduce outstanding debt (including repayment of $1,700,000 of interim financing provided by an affiliate of Mykonos) and to provide working capital.

      There is no relationship between the Company and Mykonos other than that created under the Securities Purchase Agreement and the transactions contemplated thereby and the interim financing discussed above.

Item 3.02.  Unregistered Sale of Equity Securities.

      As reported above in Item 1.01, on June 21, 2005, the Company entered into a Securities Purchase Agreement with Mykonos under which the Company has agreed to issue, and Mykonos has agreed to purchase, 1,000,000 shares of Preferred Stock plus Warrants to acquire 32,342,315 shares of the Company's Common Stock. The information provided in Item 1.01 above is incorporated herein by reference.

      The shares of Preferred Stock and Warrants to be issued upon the closing of the transactions contemplated by the Securities Purchase Agreement will be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act. The shares of Preferred Stock and Warrants will be issued to a single investor who was determined to be an accredited investor. There was no general solicitation and Mykonos represented that they were purchasing the securities for their own account.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On June 20, 2005, the Company filed the Certificate of Designation establishing the rights, preferences and privileges of its Series C 8% Cumulative, Compounding Exchangeable Preferred Stock with the Secretary of State of the State of Delaware. The information provided in Item 1.01 above is incorporated herein by reference. A copy of the Certificate of Designation is attached hereto as Exhibit 4.1.


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

Item 9.01.  Financial Statements and Exhibits.

      (c) Exhibits

      4.1 Certificate of Designation establishing the rights, preferences and privileges of its Series C 8% Cumulative, Compounding Exchangeable Preferred Stock

      10.1 Securities Purchase Agreement, dated June 21, 2005, by and between the Company and Mykonos 6420 LP.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ISECURETRAC CORP.


Date: June 23, 2005                                  /s/ Thomas E. Wharton, Jr.
                                                     ---------------------------
                                                     Thomas E. Wharton, Jr.
                                                     President & CEO


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